CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the  Registration Statement on Form F-3 of Braskem S.A. of our report dated February 13, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes

Salvador – Bahia – Brazil

April 14, 2014

PricewaterhouseCoopers, Av. Tancredo Neves, 620, 30º e 34º, Caminho das Árvores, Salvador, BA, Brasil 41820-020,

T: (71) 3319-1900, F: (71) 3319-1937, www.pwc.com/br